Exhibit (t)(2)

Filed Pursuant to Rule 424(b)
Registration Statement No. 333-[•]

FORM PROSPECTUS SUPPLEMENT
(To Prospectus Dated [•])

Brookfield Real Assets Income Fund Inc.

Series [•] Preferred Shares

Brookfield Real Assets Income Fund Inc. (the “Fund,” “we,” “us” or “our”) is issuing offering for sale [•] preferred shares (“Preferred Shares”) in this prospectus supplement (the “Offer”). This prospectus supplement (the “Prospectus Supplement”) and the accompanying prospectus dated [•], (the “Prospectus”) set forth the information that you should know prior to investing.

The Fund is a diversified, closed-end management investment company that commenced investment operations in December 2016. Our investment objective is to seek high total return, primarily through high current income and secondarily, through growth of capital.

The Fund’s common shares of stock, par value $0.001 (the “Common Shares”), are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “RA.” The last reported sale price for our Common Shares on [•] was $[•] per share. The net asset value of our Common Shares at the close of business on [•] was $[•] per share.

Investing in our securities involves certain risks. You could lose some or all of your investment. Shares of closed-end investment companies frequently trade at a discount to their net asset value and this may increase the risk of loss to purchasers of our securities. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to Brookfield Real Assets Income Fund Inc. This Prospectus Supplement also includes trademarks owned by other persons.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports are no longer sent by mail, unless you specifically requested to receive paper copies of the reports. Instead, the reports are available on the Fund’s website (https://publicsecurities.brookfield.com/en). You will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically anytime by contacting your financial intermediary (such as a broker, investment adviser, bank or trust company) or, if you are a direct investor, by calling the Fund (toll-free) at (855) 777-8001 or by sending an email request to the Fund at publicsecurities.enquiries@brookfield.com.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you may call (855) 777-8001 or send an email request to the Fund at publicsecurities.enquiries@brookfield.com to let the Fund know you wish to continue receiving paper copies of your reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund complex if you invest directly with the Fund.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

____________________________________________________________

Prospectus Supplement dated [•]

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	P-1
Cautionary Notice Regarding Forward-Looking Statements	P-1
Incorporation by Reference	P-1
Terms of the Series [•] Preferred Shares	P-2
Use of Proceeds	P-3
Capitalization	P-3
Asset Coverage Ratio	P-3
Special Characteristics and Risks of the Series [•] Preferred Shares	P-3
Description of the Series [•] Preferred Shares	P-7
Taxation	P-7
Recent Developments	P-7
Legal Matters	P-7
Available Information	P-7

Prospectus

Cautionary Notice Regarding Forward-Looking Statements	[•]
Prospectus Summary	[•]
Summary of Fund Expenses	[•]
The Offer	[•]
The Fund	[•]
Use of Proceeds	[•]
Description of Common Shares	[•]
Investment Objective and Principal Investment Policies	[•]
Risk Factors and Special Considerations	[•]
Management of the Fund	[•]
Dividends and Distributions	[•]
Dividend Reinvestment Plan	[•]
Description of Capital Structure	[•]
Certain Provisions of Maryland Law and the Fund’s Charter and Bylaws	[•]
Closed-End Fund Structure	[•]
Repurchase of Common Shares	[•]
Net Asset Value	[•]
Limitation on Directors’ and Officers’ Liability	[•]
Taxation	[•]
Plan of Distribution	[•]
Custodian, Sub-Administrator, Fund Accountant, Transfer Agent and Dividend Disbursing Agent	[•]
Legal Matters	[•]
Independent Registered Public Accounting Firm	[•]
Additional Information	[•]
Privacy Principles of the Fund	[•]
Table of Contents of SAI	[•]

About This Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the underwriters have not, authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund or the underwriters have authorized or verified it. The Fund is not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since those date.

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Preferred Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Preferred Shares.

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. We urge you to carefully review that section for a more detailed discussion of the risks of an investment in our securities.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by section 27A of the Securities Act of 1933, as amended.

Incorporation by Reference

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement and accompanying Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated [•], filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Semi-Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Proxy Statement on Schedule 14A, filed with the SEC on [•]; and

•	the Fund’s description of Common Shares on Form 8-A12B, filed on November 23, 2016.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement and accompanying Prospectus at no charge, by calling 1-855-777-8001, by writing to the Fund or visiting the Fund’s website https://publicsecurities.brookfield.com/en. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

Terms of the Series [•] Preferred Shares

Dividend Rate	The annual dividend rate will be [•]%.

Dividend Payment Date	[Dividends will be paid when, as and if declared on [•],[•],[•] and [•], commencing.] The payment date for the initial dividend period will be [•].]

[Regular Dividend Period]	[Regular dividend periods will be [•] days.]

Liquidation Preference	$[•] per share.

[Non-Call Period/Redemption]

The shares generally may not be called for redemption at the option of the Fund prior to [•]. The Fund reserves the right, however, to redeem the Series [•] Preferred Shares at any time if it is necessary, in the judgment of the Fund’s Board of Directors (the “Board of Directors,” or the “Board”), to meet tax, regulatory or rating agency asset coverage requirements.

[Commencing [•], and thereafter, to the extent permitted by the 1940 Act and Maryland law, the Fund may at any time, upon notice of redemption, redeem the Series [•] Preferred Shares in whole or in part at the liquidation preference per share plus accumulated unpaid dividends through the date of redemption.]

[Stock Exchange Listing]	Application will be made to list the Series [•] Preferred Shares on the [NYSE]. Prior to the offering, there has been no public market for Series [•] Preferred Shares. It is anticipated that trading on the [NYSE] will begin within [•] days from the date of this Prospectus Supplement.

Use of Proceeds

We estimate the net proceeds of the offering to be $[•] based on the public offering price of $[•] per share and after deducting commissions and estimated offering expenses payable by us.

The Fund intends to invest the net proceeds of the Offer under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. See “The Offer—Purpose of the Offer,” and “Investment Objective and Investment Policies” in the accompanying Prospectus and the information contained under the heading “Additional Information About the Fund—Investment Restrictions” in the Fund’s Annual Report, which is also incorporated by reference into the SAI. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest, and operating expenses, although the Fund currently has no intent to use the net proceeds primarily for these purposes.

Capitalization

[•]

Asset Coverage Ratio

Pursuant to the 1940 Act, the Fund generally will not be permitted to declare any dividend, or declare any other distribution, upon any outstanding common shares, or purchase any such shares of common shares, unless, in every such case, all preferred shares issued by the Fund have at the time of declaration of any such dividend or distribution or at the time of any such purchase an asset coverage of at least 200% (“1940 Act Asset Coverage Requirement”) after deducting the amount of such dividend, distribution, or purchase price, as the case may be. As of the date of this Prospectus Supplement, all of the Fund’s outstanding preferred shares are expected to have asset coverage on the date of issuance of the Series [•] Preferred Shares of approximately [•]%.

In addition to the 1940 Act Asset Coverage Requirement, the Fund will be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which will issue ratings for certain of the preferred shares and may issue a rating for the Series [•] Preferred Shares.

Special Characteristics and Risks of the Series [•] Preferred Shares

Dividends

Holders of Series [•] Preferred Shares shall be entitled to receive cumulative cash dividends and distributions at the rate of [•]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the $[•] liquidation preference on the Series [•] Preferred Shares. Dividends and distributions on Series [•] Preferred Shares will accumulate from the date of their original issue, which is [•].

Dividends and distributions will be payable quarterly on [•] (each a “Dividend Payment Date”) commencing on [•] (or, if any such day is not a business day, then on the next succeeding business day) to holders of record of Series [•] Preferred Shares as they appear on the stockholder register of the Fund at the close of business on the fifth preceding business day. Dividends and distributions on Series [•] Preferred Shares shall accumulate from the date on which the shares are originally issued. Each period beginning on and including a Dividend Payment Date (or the date of original issue, in the case of the first dividend period after issuance of the Series [•] Preferred Shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series [•] Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date as shall be fixed by the Board of Directors.

No full dividends or distributions will be declared or paid on Series [•] Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of preferred shares of the Fund ranking on a parity with the Series [•] Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all outstanding preferred shares of the Fund, any dividends and distributions being paid on such preferred shares (including the Series [•] Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred shares on the relevant Dividend Payment Date.

Restrictions on Dividend, Redemption and Other Payments

Under the 1940 Act, the Fund is not permitted to issue preferred shares (such as the Series [•] Preferred Shares) unless immediately after such issuance the Fund will have an asset coverage of at least 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing shares of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its shares). In general, the term “asset coverage” for this purpose means the ratio the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the preferred shares. The involuntary liquidation preference refers to the amount to which the preferred shares would be entitled on the involuntary liquidation of the Fund in preference to a security junior to them. The Fund also is not permitted to declare any cash dividend or other distribution on its common shares or purchase its common shares unless, at the time of such declaration or purchase, the Fund satisfies this 200% asset coverage requirement after deducting the amount of the distribution or purchase price, as applicable. In addition, the Fund may be limited in its ability to declare any cash distribution on its shares of stock (including the Series [•] Preferred Shares) or purchase its shares of stock (including the Series [•] Preferred Shares) unless, at the time of such declaration or purchase, the Fund has an asset coverage on its indebtedness, if any, of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The 1940 Act contains an exception, however, that permits dividends to be declared upon any preferred shares issued by the Fund (including the Series [•] Preferred Shares) if the Fund’s indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund.

The term “senior security” does not include any promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made. A loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise, it is presumed not to be for temporary purposes. For purposes of determining whether the 200% and 300% asset coverage requirements described above apply in connection with dividends or distributions on or purchases or redemptions of Series [•] Preferred Shares, the asset coverage may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination.

Voting Rights

Except as otherwise provided in the Fund’s governing documents or a resolution of the Board of Directors or its delegatee, or as required by applicable law, holders of Series [•] Preferred Shares shall have no power to vote on any matter except matters submitted to a vote of the Fund’s common shares. In any matter submitted to a vote of the holders of the common shares, each holder of Series [•] Preferred Shares shall be entitled to one vote for each share of Series [•] Preferred Shares held and the holders of all outstanding preferred shares, including Series [•] Preferred Shares, and the common shares shall vote together as a single class; provided, however, that at any meeting of the stockholders of the Fund held for the election of directors (“Directors”) to the Board of Directors, the holders of the outstanding preferred shares, including Series [•] Preferred Shares, shall be entitled, as a class, to the exclusion of the holders of all other classes of shares of stock of the Fund, to elect a number of Directors, such that following the election of Directors at the meeting of the stockholders, the Board of Directors shall contain two directors elected by the holders of the outstanding preferred shares, including the Series [•] Preferred Shares.

During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Directors constituting the Board of Directors shall be increased by the smallest number of additional Directors that, when added to the two Directors elected exclusively by the holders of outstanding preferred shares, would constitute a simple majority of the Board of Directors as so increased by such smallest number, and the holders of outstanding preferred shares, including the Series [•] Preferred Shares, voting separately as one class (to the exclusion of the holders of all other classes of shares of stock of the Fund) shall be entitled to elect such smallest number of additional Directors. The Fund and the Board of Directors shall take all necessary actions, including amending the Fund’s governing documents, to effect an increase in the number of Directors as described in the preceding sentence. A Voting Period shall commence:

(i)	if at any time accumulated dividends and distributions on the outstanding shares of Series [•] Preferred Shares equal to at least two full years’ dividends and distributions shall be due and unpaid; or

(ii)	if at any time holders of any other preferred shares are entitled to elect a majority of the Directors of the Fund under the 1940 Act or Registration Statement or other instrument creating such shares.

Redemption

Mandatory Redemption. Under certain circumstances, the Series [•] Preferred Shares will be subject to mandatory redemption by the Fund out of funds legally available therefor in accordance with the Registration Statement and applicable law. If the Fund fails to have asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares, including all outstanding Series [•] Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of declaring dividends on its common shares), and such failure is not cured as of the cure date specified in the Registration Statement, (i) the Fund shall give a notice of redemption with respect to the redemption of a sufficient number of preferred shares, which at the Fund’s determination (to the extent permitted by the 1940 Act and Maryland law) may include any proportion of Series [•] Preferred Shares, to enable it to meet the asset coverage requirements, and, at the Fund’s discretion, such additional number of shares of Series [•] Preferred Shares or other preferred shares in order for the Fund to have asset coverage with respect to the Series [•] Preferred Shares and any other preferred shares remaining outstanding after such redemption as great as 210%, and (ii) deposit an amount with U.S. Bancorp Fund Services, LLC, and its successors or any other dividend-disbursing agent appointed by the Fund, having an initial combined value sufficient to effect the redemption of the Series [•] Preferred Shares or other preferred shares to be redeemed.

On such cure date, the Fund shall redeem, out of funds legally available therefor, the number of preferred shares, which, to the extent permitted by the 1940 Act and Maryland law, at the option of the Fund may include any proportion of Series [•] Preferred Shares or any other series of preferred shares, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such cure date, would have resulted in the Fund having asset coverage immediately prior to the opening of business on such cure date in compliance with the 1940 Act or, if asset coverage cannot be so restored, all of the outstanding Series [•] Preferred Shares, at a price equal to $[•] per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Fund) through the date of redemption.

Optional Redemption. Prior to [•], the Series [•] Preferred Shares are not subject to optional redemption by the Fund unless the redemption is necessary, in the judgment of the Board of Directors, to maintain the Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code. Commencing [•] and thereafter, to the extent permitted by the 1940 Act and Maryland law, the Fund may at any time upon notice redeem the Series [•] Preferred Shares in whole or in part at a price equal to the liquidation preference per share plus accumulated but unpaid dividends through the date of redemption.

Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the holders of Series [•] Preferred Shares shall be entitled to receive out of the assets of the Fund available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Fund’s common shares or any other shares of the Fund ranking junior to the Series [•] Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $[•] per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Fund, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Fund.

If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all outstanding shares of Series [•] Preferred Shares, and any other outstanding shares of a class or series of the Fund’s preferred shares ranking on a parity with the Series [•] Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series [•] Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares of the Fund, then such available assets shall be distributed among the holders of Series [•] Preferred Shares and such other preferred shares of the Fund ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series [•] Preferred Shares, no dividends or distributions will be made to holders of the Fund’s common shares or any other shares of the Fund ranking junior to the Series [•] Preferred Shares as to liquidation.

Stock Exchange Listing

Application has been made to list the Series [•] Preferred Shares on the [NYSE]. The shares of Series [•] Preferred Shares are expected to commence trading on the [NYSE] within [•] days of the date of issuance.

Risks

Risk is inherent in all investing. Therefore, before investing in the Series [•] Preferred Shares you should consider the risks carefully. See the information contained under the heading “Additional Fund Information—Risk Factors and Special Considerations” in the Fund’s Annual Report, which is also incorporated by reference into the accompanying Prospectus. Primary risks associated with an investment in the Series [•] Preferred Shares include:

Market Price Risk. The market price for the Series [•] Preferred Shares will be influenced by changes in interest rates, the perceived credit quality of the Series [•] Preferred Shares and other factors, and may be higher or lower than the liquidation preference of the Series [•] Preferred Shares. There is currently no market for the Series [•] Preferred Shares.

Liquidity Risk. Currently, there is no public market for the Series [•] Preferred Shares. As noted above, an application has been made to list the Series [•] Preferred Shares on the [NYSE]. However, during an initial period which is not expected to exceed [•] days after the date of its issuance, the Series [•] Preferred Shares will not be listed on any securities exchange.

Redemption Risk. The Fund may at any time redeem Series [•] Preferred Shares to the extent necessary to meet regulatory asset coverage requirements or requirements imposed by credit rating agencies. For example, if the value of the Fund’s investment portfolio declines, thereby reducing the asset coverage for the Series [•] Preferred Shares, the Fund may be obligated under the terms of the Series [•] Preferred Shares to redeem some or all of the Series [•] Preferred Shares. In addition, commencing [•], the Fund will be able to call the Series [•] Preferred Shares at the option of the Fund. Investors may not be able to reinvest the proceeds of any redemption in an investment providing the same or a higher dividend rate than that of the Series [•] Preferred Shares.

The Series [•] Preferred Shares are not a debt obligation of the Fund. The Series [•] Preferred Shares are junior in respect of distributions and liquidation preference to any indebtedness incurred by the Fund, and are of the same ranking as the distributions and liquidation preference of the Series [•] Preferred Shares. Although unlikely, precipitous declines in the value of the Fund’s assets could result in the Fund having insufficient assets to redeem all of the Series [•] Preferred Shares for the full redemption price.

[Credit Rating Risk. The Fund is seeking a credit rating on the Series [•] Preferred Shares. Any credit rating that is issued on the Series [•] Preferred Shares could be reduced or withdrawn while an investor holds Series [•] Preferred Shares. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value of the Series [•] Preferred Shares. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Series [•] Preferred Shares.]

Distribution Risk. The Fund may not meet the asset coverage requirements or earn sufficient income from its investments to make distributions on the Series [•] Preferred Shares.

Description of the Series [•] Preferred Shares

[To be provided.]

Taxation

[To be provided.]

Recent Developments

[To be provided.]

Legal Matters

Certain legal matters will be passed on by Paul Hastings LLP, 200 Park Avenue, New York, New York 10166 in connection with the offering of the preferred shares.

Certain legal matters will be passed on by Venable LLP in connection with the offering of the preferred shares as Maryland counsel to the Fund.

Available Information

We are subject to the informational requirements of the Exchange Act and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the Commission. These documents are available on the SEC’s website at www.sec.gov.

This Prospectus Supplement and the accompanying Prospectus do not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

Brookfield Real Assets Income Fund Inc.

[•] Shares

[•]% Series [•] [•] Preferred Shares

(Liquidation Preference $[•] per share)

PROSPECTUS SUPPLEMENT

[•], [•]